UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2006
Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA		90503

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 972-4005
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 11, 2006, the registrant entered into an amendment to its credit facility with Union Bank of California, N.A. Under the terms of the amendment, the amount of available credit was increased from $25,000,000 to $35,000,000. The new agreement also increased the minimum fixed charge coverage ratio, increased the maximum leverage ratio and increased the amount of allowable capital expenditures. A copy of the amendment and the related revolving note are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference. A copy of the press release the registrant issued on August 14, 2006 announcing the amendment to the credit facility is attached as Exhibit 99.3 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
            99.1    Fourth Amendment to Credit Agreement dated as of August 8, 2006 between Motorcar Parts of America, Inc. and Union Bank of California, N.A.
            99.2    Revolving Note dated as of August 8, 2006 executed by Motorcar Parts of America, Inc. in favor of Union Bank of California, N.A.
            99.3    Press release dated August 14, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: August 15, 2006	/s/ Mervyn McCulloch
Mervyn McCulloch
Chief Financial Officer